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                                                                EXHIBIT 4.6


                10,000,000 TRUST CONVERTIBLE PREFERRED SECURITIES



                        FEDERAL-MOGUL FINANCING TRUST

                  7% TRUST CONVERTIBLE PREFERRED SECURITIES
         (liquidation amount $50 per convertible preferred security)
      guaranteed to the extent set forth in the guarantee agreement by, and convertible into the common stock of,

                          FEDERAL-MOGUL CORPORATION









                             PURCHASE AGREEMENT







November 24, 1997


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                                                              November 24, 1997

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

         Federal-Mogul Financing Trust, a special purpose statutory business trust created under the laws of the State of Delaware (the "TRUST"), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the "INITIAL PURCHASER") 10,000,000 of its 7% convertible preferred securities, liquidation preference $50 per convertible preferred security (the "FIRM SECURITIES"). The Trust also proposes to issue and sell to the Initial Purchaser not more than an additional 1,500,000 of its 7% convertible preferred securities, liquidation preference $50 per convertible preferred security (the "ADDITIONAL SECURITIES"), if and to the extent that you shall have determined to exercise the right to purchase such convertible preferred securities granted to you in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "CONVERTIBLE PREFERRED SECURITIES." The Convertible Preferred Securities will be convertible into shares of common stock without par value (the "UNDERLYING SECURITIES") of Federal-Mogul Corporation, a Michigan corporation ("FEDERAL-MOGUL" or the "COMPANY").



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         The Convertible Preferred Securities will be guaranteed by the Company to the extent described in the Memorandum (as defined below), with respect to distributions and amounts payable upon liquidation or redemption pursuant to the Preferred Securities Guarantee Agreement to be dated as of December 1, 1997 executed and delivered by the Company and The Bank of New York, as trustee (the "GUARANTEE TRUSTEE"), for the benefit of the holders from time to time of the Convertible Preferred Securities (the "GUARANTEE"). The Trust will use the proceeds from the sale of the Convertible Preferred Securities and the sale of Trust Common Securities (as defined below) to purchase from the Company $515,463,950 aggregate principal amount of its 7% Convertible Junior Subordinated Debentures due December 1, 2027 ($592,783,550 aggregate principal amount if and to the extent that you shall have determined to exercise the right to purchase Additional Securities granted to you in Section 2 hereof) (the "CONVERTIBLE DEBENTURES") to be issued under a Junior Subordinated Indenture to be dated as of December 1, 1997 between the Company and The Bank of New York, as trustee (the "INDENTURE TRUSTEE") (as supplemented by the First Supplemental Indenture to be dated as of December 1, 1997 between the Company and the Indenture Trustee, the "INDENTURE"). The Company will also be the holder of one hundred percent of the common securities representing undivided beneficial interests in the assets of the Trust (the "TRUST COMMON SECURITIES"). The Trust has been created under Delaware law pursuant to the filing of a Certificate of Trust (the "CERTIFICATE OF TRUST") with the Secretary of State of the State of Delaware, and will be governed by an Amended and Restated Declaration of Trust (the "DECLARATION") executed by the Company, as Sponsor, and by the trustees and administrators of the Trust (the "FMFT TRUSTEES"), all of whom have been appointed by the Company as holder of one hundred percent of the Trust Common Securities. A majority of the FMFT Trustees (the "ADMINISTRATORS") are persons who are employees or officers of or affiliated with the Company. One FMFT Trustee, The Bank of New York, is unaffiliated with the Company and shall act as institutional trustee (the "INSTITUTIONAL TRUSTEE") and as Indenture Trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"). The Bank of New York (Delaware) will act as Delaware Trustee.

         The Convertible Preferred Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S").

         The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be dated as of December 1, 1997 among the Trust, the Company and the Initial Purchaser (the "REGISTRATION RIGHTS AGREEMENT").


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         In connection with the sale of the Convertible Preferred Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Convertible Preferred Securities, the Convertible Debentures, the Guarantee and the Underlying Securities, the terms of the offering, a description of the Trust and a description of the Company. As used herein, the term "MEMORANDUM" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

           1. Representations and Warranties. Each of the Trust and the Company jointly and severally represents and warrants to, and agrees with, the Initial Purchaser that:

                  (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain, and the Final Memorandum, in the form used by the Initial Purchaser to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to the Initial Purchaser furnished to the Company and the Trust in writing by the Initial Purchaser expressly for use therein.

                  (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.


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                  (c) Each subsidiary of the Company that is a "significant
         subsidiary" within the meaning of Regulation S-X under the Securities Act (each, a "SIGNIFICANT SUBSIDIARY") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that failure to be so authorized, issued and fully paid and non-assessable and so owned would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, is a "grantor trust" for Federal income tax purposes, has the power and authority to conduct its business as presently conducted and as described in each Memorandum and is not required to be authorized to do business in any other jurisdiction.

                  (e) This Agreement has been duly authorized, executed and delivered by each of the Trust and the Company.

                  (f) The Indenture has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery by each party thereto other than the Company), will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity.

                  (g) The Convertible Debentures have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor as described in the Final Memorandum, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

                  (h) The Guarantee has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery by the Guarantee Trustee), will, as of the Closing Date, be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification may be limited under applicable law.

                  (i) The Registration Rights Agreement has been duly authorized by each of the Trust and the Company and, when executed and delivered by each of the Trust and the Company (and assuming due authorization, execution and delivery by the Initial Purchaser), will be a valid and binding agreement of each of the Trust and the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution may be limited under applicable law.

                  (j) The Declaration has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery thereof by each party thereto other than the Company), will, as of the Closing Date, be a valid and binding agreement of the Company and the FMFT Trustees, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification may be limited under applicable law.

                  (k) The Convertible Preferred Securities have been duly authorized by the Declaration and, when executed and authenticated in accordance with the provisions of the Declaration and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and the issuance of such Convertible Preferred Securities will not be subject to any preemptive or similar rights. Holders of the Convertible Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The Trust Common Securities have been duly authorized by the Declaration and, when issued and delivered to the Company against payment therefor as described in the Final Memorandum, will be validly issued undivided beneficial interests in the assets of the Trust, and the issuance of such Trust Common Securities will not be subject to any preemptive rights.

                  (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Declaration, the Registration Rights Agreement, the Guarantee, the Indenture and the Convertible Debentures will not contravene any provision of applicable law, the Declaration or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Declaration, the Registration Rights Agreement, the Guarantee, the Indenture or the Convertible Debentures, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Convertible Preferred Securities and the Underlying Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

                  (m) The execution and delivery by the Trust of, and the performance by the Trust of its obligations under, this Agreement and the Registration Rights Agreement will not contravene any provision of applicable law or the Declaration or any agreement or other instrument binding upon the Trust that is material to the Trust, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Trust of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Convertible Preferred Securities and the Underlying Securities and by Federal and state securities laws with respect to the Trust's obligations under the Registration Rights Agreement.

                  (n) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Final Memorandum.

                  (o) The Underlying Securities reserved for issuance upon the conversion of the Convertible Debentures and the Convertible Preferred Securities have been duly authorized and reserved and, when issued upon conversion of the Convertible Debentures or the Convertible Preferred Securities in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and the issuance of such Underlying Securities will not be subject to any preemptive or similar rights.

                  (p) The outstanding shares of the Company's Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to any preemptive or similar rights.

                  (q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Trust or the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

                  (r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (s) To the knowledge of the Company, there are no costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (t) The Trust is not, and after giving effect to the offering and sale of the Convertible Preferred Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined under the Investment Company Act of 1940, as amended, and the Company is not, and after giving effect to the sale of the Convertible Debentures and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

                  (u) There are no legal or governmental proceedings pending or, to the knowledge of the Trust or the Company, threatened to which the Trust or the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Trust or the Company or any of its Significant Subsidiaries is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings with respect to which there is not a reasonable probability of an adverse decision and that, if adversely decided, would not have a material adverse effect on the Trust or the Company and its subsidiaries, taken as a whole, or on the power or ability of the Trust or the Company to perform its respective obligations under this Agreement, the Indenture, the Convertible Preferred Securities, the Convertible Debentures, the Declaration, the Guarantee or the Registration Rights Agreement or to consummate the transactions contemplated by the Final Memorandum.

                  (v) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Convertible Preferred Securities in a manner that would require the registration of the Convertible Preferred Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Convertible Preferred Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (w) The Convertible Preferred Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (x) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("REGULATION S")) with respect to the Convertible Preferred Securities, and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S, except that no representation, warranty or agreement is made by the Company in this paragraph with respect to the actions or omissions of the Initial Purchaser or its agents.

                  (y) Assuming the accuracy of the representations and warranties and compliance with the agreements of the Initial Purchaser in Section 7, it is not necessary in connection with the offer, sale and delivery of the Convertible Preferred Securities to the Initial Purchaser in the manner contemplated by this Agreement or in connection with the initial resale of such Convertible Preferred Securities by the Initial Purchaser in accordance with Section 7 of this Agreement to register the Convertible Preferred Securities, the Underlying Securities, the Guarantee or the Convertible Debentures under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

           2. Agreements to Sell and Purchase. Upon the basis of the representations and warranties herein contained, the Trust hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Trust the Firm Securities at a purchase price of $50 per Convertible Preferred Security (the "PURCHASE PRICE").

         In consideration of such purchases on the Closing Date, the proceeds of which will be used to purchase the Convertible Debentures, the Company shall pay to the Initial Purchaser, in immediately available funds, on the Closing Date a commission of $1.50 per Convertible Preferred Security.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust agrees to sell to the Initial Purchaser the Additional Securities, and the Initial Purchaser shall have a one-time right to purchase up to 1,500,000 Additional Securities at the Purchase Price plus accrued distributions, if any, to the date of payment and delivery. If you elect to exercise such option, you shall so notify the Trust and the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Securities to be purchased by the Initial Purchaser and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in
Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities.

         Each of the Trust and the Company hereby agree that, without the prior written consent of the Initial Purchaser, it will not, during the period ending 90 days after the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company, the Trust or any similar trust or any securities convertible into or exercisable or exchangeable for any equity security of the Company, the Trust or any similar trust or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of any equity securities of the Company, the Trust or any similar trust, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any equity securities of the Company, the Trust or any similar trust or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Convertible Preferred Securities under this Agreement, (B) the issuance by the Company of the Convertible Debentures, (C) the issuance to the Company by the Trust of the Trust Common Securities as described in the Final Memorandum or (D) the issuance of Common Stock upon conversion of the Convertible Preferred Securities and the Convertible Debentures, (E) the issuance by the Company of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that has been publicly disclosed or of which the Initial Purchaser has been advised in writing, (F) the issuance of Common Stock pursuant to any employee incentive plans outstanding on the date hereof that have been publicly disclosed or of which the Initial Purchaser has been advised in writing and (G) any action or transaction otherwise prohibited by the preceding sentence to the extent relating to the issuance of Common Stock in connection with any acquisition by or merger or business combination or similar transaction concerning the Company.

           3. Offering. You have advised the Trust and the Company that the Initial Purchaser will make an offering of the Convertible Preferred Securities purchased by the Initial Purchaser hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

           4. Payment and Delivery. Payment for the Firm Securities shall be made to the Trust in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of the Initial Purchaser at 10:00 a.m., New York City time, on December 1, 1997, or at such other time on the same or such other date, not later than December 8, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Securities shall be made to the Trust in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of the Initial Purchaser at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than December 24, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

         Certificates for the Firm Securities and Additional Securities shall be in definitive or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Convertible Preferred Securities to the Initial Purchaser duly paid, against payment of the Purchase Price therefor plus accrued distributions, if any, to the date of payment and delivery.

           5. Conditions to the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                          (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries (including the Trust), taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Convertible Preferred Securities on the terms and in the manner contemplated in the Final Memorandum.

                  (b) The Initial Purchaser shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer of the Company and an Administrator of the Trust, respectively, to the effect set forth in Section 5(a)(i) (in the case of the certificate signed by an executive officer of the Company) and to the effect that the representations and warranties of the Company and the Trust, respectively, contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Trust has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The executive officer or Administrator signing and delivering each such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Initial Purchaser shall have received on the Closing Date an opinion or opinions of Cleary, Gottlieb, Steen & Hamilton, outside counsel for the Company and the Trust, dated the Closing Date, to the effect set forth in Exhibit A-1, an opinion of Diane L. Kaye, Vice President, General Counsel and Secretary of the Company, to the effect set forth in Exhibit A-2 and an opinion of Richards, Layton & Finger, special Delaware counsel to the Trust, to the effect set forth in Exhibit A-3. Such opinions shall be rendered to the Initial Purchaser at the request of the Company and the Trust and shall so state therein.


                  (d) The Initial Purchaser shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Initial Purchaser, dated the Closing Date, to the effect set forth in Exhibit B.

                  (e) The Initial Purchaser shall have received on each of the date hereof and on the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (f) The "lock-up" agreements, each substantially in the form of Exhibit C, between you and Richard Snell, Alan Johnson and Thomas Ryan relating to sales and certain other dispositions of common stock of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         The obligations of the Initial Purchaser to purchase Additional Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and the Trust, the due authorization and issuance of the Additional Securities and other matters related to the issuance of the Additional Securities and the execution and authentication of any related Convertible Debentures.

         6. Covenants of the Company and the Trust. In further consideration of the agreements of the Initial Purchaser herein contained, each of the Company and the Trust covenants with the Initial Purchaser as follows:

                  (a) To furnish to you in New York City, without charge, prior to 5:00 p.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object; provided, that the Company and the Trust may use any such proposed amendment or supplement, notwithstanding any such objection, if such use is, in the opinion of counsel for the Company and the Trust, necessary in order that the Final Memorandum, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or to cause such Final Memorandum, as amended or supplemented, to comply with applicable law.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Convertible Preferred Securities shall have been sold by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser either amendments or supplements to the Final Memorandum so that the statements in such Final Memorandum as so amended or supplemented will not, in the light of the circumstances when such Final Memorandum is delivered to a purchaser, be misleading or so that such Final Memorandum, as amended or supplemented, will comply with applicable law.

                  (d) To endeavor to qualify the Convertible Preferred Securities, the Guarantee, the Convertible Debentures and the Underlying Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that neither Federal-Mogul nor the Trust will be required to
         (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not now so subject.

                  (e) To reserve and keep available at all times, free of preemptive rights, sufficient Underlying Securities for the purpose of enabling the Company to satisfy any obligations to issue Underlying Securities upon the conversion of the Convertible Debentures and the Convertible Preferred Securities.

                  (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company's and the Trust's obligations under this Agreement, including:
         (i) the fees, disbursements and expenses of the Company's and the Trust's counsel and the Company's and the Trust's accountants in connection with the issuance and sale of the Convertible Preferred Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchaser, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Convertible Preferred Securities to the Initial Purchaser, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Convertible Preferred Securities, the Underlying Securities, the Guarantee or the Convertible Debentures under state securities laws and all expenses in connection with the qualification of the Convertible Preferred Securities, the Underlying Securities, the Guarantee or the Convertible Debentures for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and expenses, if any, incurred in connection with the admission of the Convertible Preferred Securities for trading in PORTAL or any appropriate market system, (v) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vi) the cost of the preparation, issuance and delivery of the Convertible Preferred Securities, the Underlying Securities, the Convertible Debentures and the Guarantee, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Convertible Preferred Securities, including, without limitation, reasonable expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants (for the avoidance of doubt, excluding transportation and lodging expenses of any representatives of the Initial Purchaser), and the cost of any aircraft chartered with the prior written approval of the Company in connection with the road show, and (viii) all other cost and expenses of the Company and the Trust incident to the performance by the Company and the Trust of their obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchaser will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Convertible Preferred Securities by it and any advertising expenses connected with any offers it may make.

                  (g) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that could be integrated with the sale of the Convertible Preferred Securities in a manner that would require the registration under the Securities Act of the Convertible Preferred Securities.

                  (h) Not to solicit any offer to buy or offer or sell the Convertible Preferred Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (i) While any of the Convertible Preferred Securities or the Underlying Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Convertible Preferred Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (j) During the period of two years after the Closing Date or the Option Closing Date, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities or the Underlying Securities that constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (k) To use its best efforts to permit the Convertible Preferred Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities

         Dealers, Inc. relating to trading in the PORTAL Market.

                  (l) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchaser) will engage in any directed selling efforts (as that term is defined in Regulation
         S) with respect to the Convertible Preferred Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchaser) will comply with the offering restrictions requirement of Regulation S.

                  (m) To cause the Underlying Securities to be listed or approved for listing on the New York Stock Exchange, Inc. as promptly as practicable, but in any event within 90 days from the later of the Closing Date and the Option Closing Date.

           7. Offering of Securities; Restrictions on Transfer. (a) The Initial Purchaser represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). The Initial Purchaser agrees with the Company that (i) it will not solicit offers for, or offer or sell, the Convertible Preferred Securities by any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Convertible Preferred Securities only from, and will offer and sell the Convertible Preferred Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs, and (B) in the case of offers or sales outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing the Convertible Preferred Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

         (b) The Initial Purchaser represents, warrants, and agrees with respect to offers and sales outside the United States that:

                  (i) the Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company or the Trust that would permit a public offering of the Convertible Preferred Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Convertible Preferred Securities, in any country or jurisdiction where action for that purpose is required;

                 (ii) the Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Convertible Preferred Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                (iii) the Convertible Preferred Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                 (iv) the Initial Purchaser has offered the Convertible Preferred Securities and will offer and sell the Convertible Preferred Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (or Option Closing Date, if later), only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither the Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Convertible Preferred Securities, and the Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                  (v) the Initial Purchaser has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Convertible Preferred Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Convertible Preferred Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Convertible Preferred Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                 (vi) the Initial Purchaser understands that the Convertible Preferred Securities have not been and will not be registered under the

         Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Convertible Preferred Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                (vii) the Initial Purchaser agrees that, at or prior to confirmation of sales of the Convertible Preferred Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Convertible Preferred Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                           "The Securities covered hereby have not been
                  registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the final closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 7(b) have the meanings given to them by Regulation S.


           8. Indemnity and Contribution. (a) Each of the Company and the Trust jointly and severally agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished to the Company and the Trust in writing by the Initial Purchaser expressly for use therein; provided, that the indemnification contained in this paragraph (a) with respect to the Preliminary Memorandum shall not inure to the benefit of the Initial Purchaser (or to the benefit of any person controlling the Initial Purchaser) on account of any such loss, claim, damage, judgment, liability or expense arising from the sale of the Convertible Preferred Securities by the Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum and the Initial Purchaser sold Convertible Preferred Securities to that person without sending or giving, at or prior to the written confirmation of such sale, a copy of the Final Memorandum (as then amended or supplemented) if the Company or the Trust had previously furnished sufficient copies thereof to the Initial Purchaser on a timely basis.

         (b) The Initial Purchaser agrees to indemnify and hold harmless the Trust, the FMFT Trustees, the Company, its directors, its officers and each person, if any, who controls the Trust or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Trust to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished to the Company and the Trust in writing by the Initial Purchaser expressly for use in either Memorandum or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co.

Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Initial Purchaser on the other hand from the offering of the Convertible Preferred Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Trust on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Convertible Preferred Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Convertible Preferred Securities (before deducting expenses) received by the Trust and the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Convertible Preferred Securities. The relative fault of the Company and the Trust on the one hand and of the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company, the Trust and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Convertible Preferred Securities resold by it in the initial placement of such Convertible Preferred Securities were offered to investors exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Trust contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser or by or on behalf of the Trust, the FMFT Trustees, the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Convertible Preferred Securities.

           9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company or the Trust shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Convertible Preferred Securities on the terms and in the manner contemplated in the Final Memorandum.

         If this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company or the Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Trust shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

          10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.


          13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                            Very truly yours,

                                            FEDERAL-MOGUL FINANCING TRUST

                                            By: FEDERAL-MOGUL CORPORATION,
                                                 as Sponsor


                                            By:__________________________
                                                Name:
                                                Title:


                                            FEDERAL-MOGUL CORPORATION


                                            By:__________________________
                                               Name:
                                               Title:


Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED


By:____________________________
   Name:
   Title:

         EXHIBIT A-1


                                  OPINION OF OUTSIDE COUNSEL FOR
                                     THE COMPANY AND THE TRUST

         The opinion of Cleary, Gottlieb, Steen & Hamilton, outside counsel for the Company and the Trust to be delivered pursuant to Section 5(c) of the Purchase Agreement, shall be to the effect that:

           A. The Indenture is a valid, binding and enforceable agreement of the Company.

           B. The Convertible Debentures are valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

           C. The Guarantee is a valid, binding and enforceable agreement of the Company.

           D. The statements in the Final Memorandum set forth under the headings "Federal-Mogul Financing Trust," "Description of the Convertible Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures" and "Transfer Restrictions" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Guarantee, the Convertible Debentures and the Indenture, provide a fair summary of such provisions.

           E. The Registration Rights Agreement is a valid, binding and enforceable agreement of the Company (except that such counsel may state that it expresses no opinion with respect to Section 6 of the Registration Rights Agreement providing for indemnification and contribution).

           F. The issuance and sale of the Convertible Preferred Securities by the Trust to the Initial Purchaser pursuant to the Purchase Agreement, the performance by the Trust and the Company of their respective obligations in the Purchase Agreement, the Declaration, the Registration Rights Agreement, the Guarantee, the Indenture and the Convertible Preferred Securities do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, except such as may be required by the United States federal securities laws pursuant to the Registration Rights Agreement (but such counsel may state that they express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws).

           G. Assuming the accuracy of the representations and warranties and compliance with the agreements contained in the Purchase Agreement (other than the representation and warranty contained in Section 1(y) thereof), no registration of the Convertible Preferred Securities, the Guarantee, the Convertible Debentures or the Underlying Shares under the Securities Act and no qualification of the Indenture under the Trust Indenture Act are required for the offer and sale of the Convertible Preferred Securities in the manner contemplated by the Purchase Agreement.

           H. The Trust is not and, after giving effect to the offering and sale of the Convertible Preferred Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           I. Under current law and assuming full compliance with the terms of the Indenture and the Declaration, the Convertible Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

           J. Under current law and assuming full compliance with the terms of the Declaration and the Indenture, the Trust will be classified as a grantor trust and not as an association taxable as a corporation.

           K. The discussion set forth in the Final Memorandum under the caption "United States Federal Income Taxation" fairly and accurately summarizes the specific tax matters addressed therein, based upon current las and the assumptions stated or referred to therein.

           L. (i) The documents incorporated by reference in the Final Memorandum (except for financial statements and schedules and other financial and statistical data included therein and the Exhibits thereto, as to which such counsel need not express any view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder. (ii) No information has come to the attention of such counsel that causes them to believe that the Final Memorandum (except the financial statements and schedules and other financial and statistical data, the information contained under the heading "Summary of Principal Differences Between Generally Accepted Accounting Principles in the United States and the United Kingdom" therein and the information appearing in Annex A, Annex B and Annex C thereto, as to which such counsel need not express any view), as of the date thereof or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary

                                      A-1-2
in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         With respect to paragraph L above, counsel may state that their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof and review of the documents incorporated by reference therein, but are without independent check or verification except as specified.

         Such counsel may state that, insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Trust, (a) they have assumed that the Company and the Trust and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption may be made as to the Company or the Trust regarding matters of the laws of the State of New York), and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.




                                     A-1-3

                                                                   EXHIBIT A-2

                    OPINION OF GENERAL COUNSEL OF THE COMPANY

         The opinion of Diane L. Kaye, Vice President, General Counsel and Secretary of the Company, to be delivered pursuant to Section 5(c) of the Purchase Agreement, shall be to the effect that:

           A. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           B. The shares of common stock outstanding on the [Closing Date] [Option Closing Date] have been duly authorized and are validly issued, fully paid and non-assessable.

           C. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Memorandum.

           D. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned beneficially and of record directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims, except to the extent that failure to be so authorized, issued and fully paid and non-assessable and so owned would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           E. The Underlying Securities reserved for issuance upon the conversion of the Convertible Debentures and the Convertible Preferred Securities have been duly authorized and reserved and, when issued upon such conversion of the Convertible Debentures or the Convertible Preferred Securities in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and the issuance of such Underlying Securities will not be subject to any preemptive or similar rights.

           F. The execution and delivery of each of the Indenture, the Declaration, the Guarantee, the Registration Rights Agreement and the Purchase

Agreement have been duly authorized by all necessary corporate action of the Company, and each such document has been duly executed and delivered by the Company.

           G. The execution and delivery of the Convertible Debentures have been duly authorized by all necessary corporate action of the Company, and the Convertible Subordinated Debentures in global form have been duly executed and delivered by the Company.

           H. The statements set forth under the heading "Description of the Federal-Mogul Capital Stock" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions, and the statements set forth under the heading "Part I.--Item 3. Legal Proceedings" in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996, insofar as the statements therein purport to summarize of the legal proceedings referred to therein, provide a fair summary of such proceedings.

           I. To the knowledge of such counsel (after reasonable investigation), other than as described in the Final Memorandum, no legal or governmental proceedings are pending or threatened to which the Company or any of its subsidiaries or the Trust is a party or to which any of the assets of the Company or any of its subsidiaries or the Trust are subject other than proceedings with respect to which there is not a reasonable probability of an adverse decision and that, if adversely decided, would have a material adverse effect on the Trust or on the Company and its subsidiaries (including the Trust), taken as a whole, or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Declaration, the Guarantee, the Indenture, the Convertible Debentures or the Convertible Preferred Securities or to consummate the transactions contemplated by the Final Memorandum.

           J. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Declaration, the Registration Rights Agreement, the Guarantee, the Indenture and the Convertible Debentures (a) do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of Michigan, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Convertible Preferred Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement, (b) do not result in a breach or violation of the federal laws of the United States or the laws of the State of Michigan or the Company's articles of incorporation or bylaws and (c) to the best of such counsel's knowledge, do not

                                    A-2-2
result in any breach or violation of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary.

           K. The Company is not and, after giving effect to the offering and sale of the Convertible Debentures and the Convertible Preferred Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.



                                     A-2-3

                                                                     EXHIBIT A-3


                OPINION OF SPECIAL DELAWARE COUNSEL FOR THE TRUST

           The opinion of Richards, Layton & Finger, special Delaware counsel for the Trust, to be delivered pursuant to Section 5(c) of the Purchase Agreement, shall be to the effect that:

           A. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

           B. Under the Declaration and the Delaware Business Trust Act, the Trust has the trust power and authority to own its properties and conduct its business, all as described in the Memorandum.

           C. The Declaration constitutes a valid and binding obligation of the Company, the Administrators and the Trustees, and is enforceable against the Company, the Administrators and the Trustees, in accordance with its terms.

           D. Under the Declaration and the Delaware Business Trust Act, the Trust has the trust power and authority to (A) execute and deliver the Purchase Agreement and the Registration Rights Agreement and to perform its obligations under the Purchase Agreement and the Registration Rights Agreement, and (B) issue and perform its obligations under the Trust Securities.

           E. Under the Declaration and the Delaware Business Trust Act, the execution and delivery by the Trust of the Purchase Agreement and the Registration Rights Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

           F. The Convertible Preferred Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The holders of the Convertible Preferred Security, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may state, however, that the holders of Convertible Preferred Security may be obligated, pursuant to the Declaration, (A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Convertible Preferred Securities and the issuance of replacement Convertible Preferred Securities, and (B) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

           G. The Common Securities have been duly authorized by the Declaration and are duly and validly issued undivided beneficial interests in the assets of the Trust.

           H. Under the Declaration and the Delaware Business Trust Act, the issuance of the Trust Securities is not subject to preemptive rights.

           I. The issuance and the sale of the Trust Securities by the Trust, the execution, delivery and performance by the Trust of the Purchase Agreement and the Registration Rights Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and compliance by the Trust with its obligations under the Purchase Agreement and the Registration Rights Agreement do not violate (A) the Certificate or the Declaration, or (B) any applicable Delaware law or Delaware administrative regulation.

           J. After due inquiry on November __, 1997, limited to, and solely to the extent disclosed thereupon, the court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States Federal District Court sitting in the State of Delaware, we do not know of any legal or governmental proceeding pending against the Trust.

           K. No authorization, approval, consent or order of any Delaware court or any Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Trust Securities.

           L. The Convertible Preferred Security Holders (other than those Convertible Preferred Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

         Such counsel may state that the opinion expressed in paragraph C above is subject, as to enforcement, to the effect upon the Declaration of (i) bankruptcy,


                                      A-3-2
insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to the indemnification or contribution.

                                     A-3-3

                                                                      EXHIBIT B


                        OPINION OF DAVIS POLK & WARDWELL

         The opinion of Davis Polk & Wardwell to be delivered pursuant to
Section 5(d) of the Purchase Agreement shall be to the effect that:

           A. The Convertible Debentures, when executed and authenticated in accordance with the provisions of the Indenture and delivered by the Company against payment therefor as described in the Final Memorandum, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

         B. Each of the Indenture, the Guarantee, the Declaration and the Registration Rights Agreement is, assuming due authorization, execution and delivery thereof by the parties thereto, a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

           C. The statements in the Final Memorandum under the captions "Federal-Mogul Financing Trust," "Description of the Convertible Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," "Plan of Distribution" and "Transfer Restrictions," insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly summarize the matters referred to therein.

           D. No facts have come to the attention of such counsel to cause such counsel to believe that (except for financial statements and schedules and other financial and statistical data included or incorporated by reference, and except for the information contained in the section thereof entitled "Summary of Certain Differences Between Generally Accepted Accounting Principles in the United States and in the United Kingdom" and in Annex A, Annex B or Annex C thereto, as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           E. Based upon the representations, warranties and agreements of the Company and the Trust in Sections 1(v), 1(w), 1(x), 6(g), 6(h) and 6(l) of the Purchase Agreement and of the Initial Purchaser in Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Convertible Preferred Securities to the Initial Purchaser under the Purchase Agreement or in connection with the initial resale of such Convertible Preferred Securities by the Initial Purchaser in accordance with Section 7 of the Purchase Agreement to register the Convertible Preferred Securities, the Underlying Securities, the Guarantee or the Convertible Debentures under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Convertible Preferred Security or Underlying Security.

         With respect to paragraph F above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the incorporated documents), but are without independent check or verification except as specified.

                                                                      EXHIBIT C
                                 LOCK-UP LETTER

                                                               November 24, 1997

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into a Purchase Agreement (the "PURCHASE AGREEMENT") with Federal-Mogul Financing Trust, a special purpose statutory business trust formed under the laws of the State of Delaware (the "TRUST"), providing for the offering (the "OFFERING") by Morgan Stanley, as Initial Purchaser (the "INITIAL PURCHASER"), of 10,000,000 7% convertible preferred securities, liquidation preference $50 per convertible preferred security (the "CONVERTIBLE PREFERRED SECURITIES"), and up to an additional 1,500,000 Convertible Preferred Securities that are subject to an over-allotment option. The Convertible Preferred Securities will be convertible into shares of common stock without par value of Federal-Mogul Corporation, a Michigan corporation (the "COMMON STOCK").

         To induce the Initial Purchaser to enter into the Purchase Agreement, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing as of the date hereof and ending 90 days after the date of the final offering memorandum relating to the Offering (the "FINAL MEMORANDUM"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (ii) sales of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock, (iii) the exercise of any options with respect to the Common Stock, or (iv) transfers of any Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock to a person or an entity that is controlled by the undersigned and that agrees to be bound by the agreements set forth herein.

         The undersigned understands that whether or not the Offering actually occurs depends on a number of factors, including market conditions, and that any Offering will be made only pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchaser.

                                            Very truly yours,



                                            (Name)    __________________________


                                            (Address) __________________________